Filed pursuant to Rule 424(b)(5)
Registration No. 333-227451

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 8, 2021

PROSPECTUS SUPPLEMENT

(to Prospectus dated October 9, 2018)

3,000,000 Shares

SMART Global Holdings, Inc.

Ordinary Shares

The selling shareholders identified in this prospectus supplement are offering 3,000,000 ordinary shares of SMART Global Holdings, Inc. We will not receive any proceeds from the sale of these ordinary shares.

Our ordinary shares are listed on The Nasdaq Global Select Market under the symbol “SGH.” On July 7, 2021, the last reported sale price of our ordinary shares on The Nasdaq Global Select Market was $56.02 per share.

Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

	Per Share	Total
Price to the public	$	$
Underwriting discounts and commissions	$	$
Proceeds to selling shareholders (before expenses)	$	$

(1)	See “Underwriting” for additional information regarding underwriting compensation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about                 , 2021.

Morgan Stanley

Prospectus supplement dated                 , 2021

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of ordinary shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about our ordinary shares. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined.

In this prospectus supplement and the accompanying prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the Securities and Exchange Commission (the “SEC”). This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement and the accompanying prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and the accompanying prospectus and information incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on the information contained in the document that was filed most recently with the SEC.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “SMART Global Holdings” or the “Company,” “Registrant,” “we,” “our,” “ours,” “us” or similar terms refer to SMART Global Holdings, Inc., together with its subsidiaries, and, where the context requires, our predecessor entities. We use a 52- to 53-week fiscal year ending on the last Friday in August. Unless the context indicates otherwise, whenever we refer in this prospectus supplement to a particular year, with respect to ourselves, we mean the fiscal year ending in that particular calendar year. Financial information for two of our subsidiaries, SMART Modular Technologies Indústria de Componentes Eletrônicos Ltda. (“SMART Brazil”) and SMART Modular Technologies do Brasil Indústria e Comércio de Componentes Ltda. (“SMART do Brazil”) is included in our consolidated financial statements on a one-month lag because their fiscal years begin August 1 and end July 31.

All references herein to “U.S. dollars,” “dollars” or “$” are to U.S. dollars.

Neither we nor the selling shareholders have authorized anyone to provide any information other than that contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the selling shareholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. None of us, the selling shareholders, nor the underwriters have authorized any other person to provide you with different or additional information. None of us, the selling shareholders, nor the underwriters are making an offer to sell the ordinary shares in any jurisdiction where the offer or sale is not permitted. This offering is being made in the United States and elsewhere solely on the basis of the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the ordinary shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus supplement. It is important that you read and consider all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus in making your investment decision.

S-ii

Neither this prospectus supplement nor the accompanying prospectus constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You must comply with all applicable laws and regulations in force in any applicable jurisdiction and you must obtain any consent, approval or permission required by you for the purchase, offer or sale of the ordinary shares under the laws and regulations in force in the jurisdiction to which you are subject or in which you make your purchase, offer or sale, and neither we nor the underwriters will have any responsibility therefor.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein include industry and market data that we obtained from industry publications, internal estimates and other third-party sources. These sources may include government and industry sources. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe the industry and market data to be reliable as of the date of this prospectus supplement, this information could prove to be inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. In addition, we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein.

S-iii

SUMMARY

This summary highlights the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider before buying our ordinary shares. Therefore, you should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, especially the “Risk Factors” section beginning on page S-4 of this prospectus supplement and incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended August 28, 2020, as supplemented by our Quarterly Reports on Form 10-Q for the quarterly periods ended February 26, 2021 and May 28, 2021, and our consolidated financial statements and the related notes that are incorporated by reference herein, before deciding to invest in our ordinary shares.

Our Business

SMART Global Holdings businesses are leading designers and manufacturers of electronics for computing, memory and specialty LED solutions. The Company specializes in application-specific product development and support for customers in enterprise, government, OEM and other distribution and sales channels. Customers rely on SMART as a strategic partner with the highest quality technology products, customer service, technical support, and worldwide supply chain and logistics excellence. The Company targets customers in markets such as computing, including edge computing and high performance computing, communications, storage, networking, mobile, industrial automation, internet of things, industrial internet of things, government, military and lighting. The Company operates in four segments: Specialty Memory Products (“Specialty”), Brazil Products (“Brazil”), Intelligent Platform Solutions (“IPS”), formerly Specialty Compute and Storage Solutions, and LED Solutions (“LED”).

Acquisition of Cree Inc.’s LED Business

On March 1, 2021, the Company acquired Cree Inc.’s (“Cree”) LED business (the “LED Business”). The purchase price for the LED Business consisted of (i) a payment of $50 million in cash, subject to customary adjustments, (ii) an unsecured promissory note issued to Cree by us in the amount of $125 million (the “Purchase Price Note”), (iii) the potential to receive an earn-out payment of up to $125 million based on the revenue and gross profit performance of the LED Business in Cree’s first four full fiscal quarters following the closing with a minimum payment of $2.5 million also payable in the form of an unsecured promissory note issued by us (the “Earnout Note”), and (iv) the assumption of certain liabilities. The Purchase Price Note and the Earnout Note, if earned and issued, will accrue interest at a rate of three-month LIBOR plus 3.0% payable interest only every three months with one bullet payment of principal and all accrued and unpaid interest payable on each note’s maturity date. The Purchase Price Note will mature on August 15, 2023, and the Earnout Note, if issued, will mature on March 27, 2025.

COVID-19

The outbreak of coronavirus disease 2019 (“COVID-19”) has resulted in substantial loss of life, economic disruption, and government intervention worldwide. While we have not yet experienced a significant disruption of our operations as a result of the COVID-19 pandemic, the pandemic resulted in reduced sales volumes of certain product lines within IPS in the second half of fiscal 2020 as well as in the first three quarters of fiscal 2021. COVID-19 also disrupted our product development, marketing and corporate development activities. Our recently acquired LED Business experienced similar impacts from the pandemic from early in calendar 2020. If these conditions continue, or if we have an outbreak in any of our facilities, such reduced sales volumes may continue or worsen and we may, among other issues, experience, in any or all product lines, delays in product development, a decreased ability to support our customers, disruptions in sales and manufacturing activities and overall reduced productivity each of which could have a negative impact on our ability to meet customer commitments and on our revenue and profitability. The reduction of investment in new capacity due to the pandemic, coupled with strong demand to expand delivery and logistics, internet and cloud services as well as a rebound in economic conditions and general demand at a pace faster than expected, has resulted in significant supply shortages that may impact our ability to manufacture products for our customers and may result in rising prices of the materials we need to manufacture our products. We may not be able to pass on these rising costs to our customers which could result in a negative impact to our gross margins. Furthermore, if there is a significant outbreak or if travel restrictions or stay-at-home or work remote or from home conditions or other governmental or voluntary restrictions relating to the COVID-19 pandemic significantly impact our suppliers’ ability to manufacture or deliver raw materials or provide key components or services, we could experience more delays or reductions in our ability to manufacture and ship products to our customers. While certain segments of our customer base are experiencing strong demand, the pandemic may negatively impact the demand for other segments for our customer base or those customers’ ability to manufacture their products, which could reduce their demand for our products or services. The COVID-19 pandemic also disrupted our product development, marketing and corporate development activities.

Corporate Information

Our address in the Cayman Islands is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our U.S. principal executive offices are located at 39870 Eureka Drive, Newark, California 94560. Our telephone number at this address is (510) 623-1231. Our principal website is www.smartm.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement.

SMART Global Holdings, SMART Modular Technologies, SMART, the SMART logo and our other trademarks or service marks appearing in this prospectus supplement are our property. Trade names, trademarks and service marks of other companies appearing in this prospectus supplement are the property of the respective holders.

THE OFFERING

Ordinary shares offered by the selling shareholders	3,000,000 shares

Ordinary shares to be outstanding immediately before and after this offering	24,237,614 shares

Use of proceeds	We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.

Nasdaq symbol	“SGH”

Risk factors	See “Risk Factors” and the other information included in this prospectus supplement for a discussion of factors you should consider before deciding to invest in our ordinary shares.

The number of our ordinary shares that will be outstanding immediately before and after this offering is based on 24,237,614 ordinary shares outstanding as of May 28, 2021 and, as of that date, excludes:

•	1,978,590 shares issuable upon the exercise of outstanding options, with a weighted-average exercise price of $29.53 per share;

•	2,911,705 outstanding restricted share awards, restricted share units and performance-based restricted share units; and

•

1,911,550 shares reserved for future issuance under our share incentive plan, 882,713 shares reserved for future issuance under our inducement plan, and 806,563 shares reserved for future purchases under our employee share purchase plan.

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference, you should carefully consider the risks discussed below and in our Annual Report on Form 10-K for the fiscal year ended August 28, 2020, as supplemented by our Quarterly Reports on Form 10-Q for the quarters ended February 26, 2021 and May 28, 2021 before making a decision about investing in our securities. The risks and uncertainties incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our ordinary shares could decline and you could lose part or all of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us incorporated by reference herein.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus supplement and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled “Risk Factors” in this prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended August 28, 2020 and in our Quarterly Reports on Form 10-Q for the quarters ended February 26, 2021 and May 28, 2021. These risks and uncertainties include factors relating to:

•	the losses we have experienced in the past and may experience in the future;

•	the unpredictable fluctuation of our operating results from quarter to quarter;

•	the highly cyclical markets in which we compete have experienced severe downturns;

•	declines in memory component prices and average selling prices that may cause declines in our net sales and gross profit;

•	worldwide economic and political conditions in Brazil or other countries, as well as other factors may adversely affect our operations and cause fluctuations in the demand for our products;

•	our dependence on growth in the memory market in Brazil, which could cease or contract;

•	the dependence of our sales and profit margins in Brazil on the continuing existence of local content requirements for electronics products;

•	our success in integrating and operating the LED Business that we acquired from Cree;

•	the dependence of a significant portion of our net sales on the continuing existence of, and demand from, a limited number of key customers;

•

the amount of corporate income and excise and import taxes we pay that may increase significantly if tax incentives or tax holiday arrangements in Brazil or Malaysia are discontinued or if our interpretations and assumptions with respect to such tax incentives or tax holiday arrangements are incorrect;

•	the negative impact on macro-economic conditions, our supply chain, the demand for our products and our overall operations as a result of the novel coronavirus (COVID-19); and

•	other factors that may affect our financial condition, liquidity and results of operations.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events, except as otherwise required by the rules and regulations of the SEC.

USE OF PROCEEDS

The selling shareholders will receive all of the proceeds from this offering. We will not receive any proceeds from this offering.

DIVIDEND POLICY

We do not plan to pay dividends on our ordinary shares for the foreseeable future. The payment of cash dividends on ordinary shares is restricted under the terms of our third amended and restated credit agreement (the “Amended Credit Agreement”) and our loan, guaranty and security agreement (the “ABL Credit Agreement”). In addition, because we are a holding company, our ability to pay cash dividends on our ordinary shares may be limited by restrictions on our ability to obtain sufficient funds through dividends from subsidiaries, including restrictions under the terms of the Amended Credit Agreement and ABL Credit Agreement. Subject to the foregoing, the amount of any distributions, if any, will be at the discretion of our board of directors and will depend on many factors, such as our results of operations, financial condition, cash requirements, prospects and other factors deemed relevant by our board of directors. If we do pay a cash dividend on our ordinary shares in the future, we will pay such dividend out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands law.

MANAGEMENT

Executive Officers and Directors

The following table sets forth the name, age and position of each of our executive officers and directors as of the date of this prospectus.

Name	Age	Position
Executive Officers
Mark Adams	56	President & Chief Executive Officer, Director
Ken Rizvi	46	Senior Vice President and Chief Financial Officer
Jack Pacheco	61	Executive Vice President, Chief Operating Officer and President SMART Modular Technologies
Claude Demby	56	Senior Vice President and President, Cree-LED
Thierry Pellegrino	45	Senior Vice President and President, Intelligent Platform Solutions
Anne Kuykendall	43	Vice President and General Counsel
Directors
Ajay Shah	61	Director, Chairman
Sandeep Nayyar (1)(3)	61	Director, Lead Independent Director
Randy Furr (1)(2)	66	Director
Bryan Ingram (2)(3)	57	Director
Mukesh Patel (2)(3)	62	Director
Maximiliane Straub (1)	56	Director
Jason White	40	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Executive Officers

Mark Adams, age 56, became our President and Chief Executive Officer (“CEO”) as of August 31, 2020 and has served as a director since September 2020. Mr. Adams served as the CEO of Lumileds, Inc. from February 2017 until March 2019, and he currently remains in an advisory role to Lumileds, Inc. Previously, Mr. Adams served as the President of Micron Technology, Inc. from February 2012 to February 2016. From 2006 to February 2012, Mr. Adams served in a number of positions at Micron Technology, Inc., including as the Vice President of Worldwide Sales and the Vice President of Digital Media. Prior to joining Micron Technology, Inc. in 2006 Mr. Adams served as the Chief Operating Officer of Lexar Media, Inc. Mr. Adams also served as the Vice President of Sales and Marketing of Creative Labs, Inc. from 2002 to 2006. In addition, he held numerous roles at Creative Labs, Inc. prior to 2002, including five years as the General Manager of Latin America. Prior to joining Creative Labs, Inc., Mr. Adams spent five years in major account sales for the enterprise server business of NCR Corporation. Mr. Adams has served as a member of the Board of Directors of Seagate Technology PLC since 2017, the Board of Directors of Cadence Design Systems, Inc. since 2015, and the Board of Directors of Whistle Sports, Inc. since 2014. Mr. Adams holds a Master of Business Administration degree from Harvard University, focused in finance and international marketing.

Ken Rizvi, age 46, joined SMART Global Holdings, Inc. as Senior Vice President (“SVP”) and Chief Financial Officer (“CFO”) in February 2021. Bringing a strong blend of international finance, accounting and strategy experience, in addition to his years of financial leadership in the technology industry, he is well-suited to lead SGH’s global finance organization. Mr. Rizvi joined the Company from UTAC Holdings Ltd., a global semiconductor assembly and test services provider, where he served as CFO from June 2018 until February 2021. Prior to joining UTAC Holdings Ltd., he held the CFO role at Isola Group and also served as Vice President of Finance & Treasurer at Micron Technology. Mr. Rizvi has more than 20 years of experience in the technology industry with senior leadership roles at UTAC, Isola, and Micron. He has also served as an associate with Technology Crossover Ventures, a leading private equity and venture capital firm, and as an investment banker at Morgan Stanley. Mr. Rizvi holds an Executive MBA from the W.P. Carey School of Business at Arizona State University and a Bachelor of Arts degree in Economics from Yale University.

Jack Pacheco, age 61, has served as our Executive Vice President, Chief Operating Officer (“COO”) and President, SMART Memory Solutions since September 2020. He previously as our SVP, COO and CFO from October 2011 to September 2020. Previously, from 2004 to 2008, Mr. Pacheco served as our CFO. Prior to rejoining us, from 2008 to 2011, Mr. Pacheco served as Vice President and CFO of Mirion Technologies, Inc., a provider of radiation detection, measurement, analysis and monitoring products. From 2001 to 2004, Mr. Pacheco served as CFO for Ignis Optics, Inc., an optical components startup acquired by Bookham Technology Inc. Mr. Pacheco holds an M.B.A. degree from Golden Gate University and a B.S. degree in Business Administration from Washington State University.

Claude Demby, age 56, has served as our SVP and President, LED Solutions since March 1, 2021. He has more than 20 years in executive leadership roles within automotive, aerospace and materials technology industries. Prior to joining SMART Global Holdings, Mr. Demby served as the Senior Vice President and General Manager of Cree, Inc.’s LED business, as the President and CEO of Nöel Group, LLC, a global provider of synthetic materials solutions across different markets, and President and Chief Operating Officer of L&L Products, Inc., a global manufacturer of engineered sealing and structural devices. Mr. Demby began his career in engineering at The Procter & Gamble Company and GE Plastics. He also serves or has served on a number of boards, including Piedmont Lithium, Inc., Brown Capital Management Mutual Fund, the Federal Reserve Bank of Richmond and Valour Academy Schools. Mr. Demby holds a Bachelor of Science degree in chemical engineering from the University of Delaware and an MBA from Rensselaer Polytechnic Institute.

Thierry Pellegrino, age 45, joined SMART Global Holdings as our SVP and President of Intelligent Platform Solutions in March of 2021. He joined SMART Global Holdings from Dell Technologies, where he served as the Vice President of Datacentric Workloads and Solutions and General Manager of the High Performance Computing and Artificial Intelligence businesses. Throughout his tenure with Dell, he held several senior leadership positions including heading the business strategy for the Server business, and leading Dell’s OEM Engineering organization. Mr. Pellegrino earned a master’s degree in engineering at Ecole Centrale de Lyon, and a master’s degree in electrical and electronics engineering at Penn State.

Anne Kuykendall, age 43, joined SMART Global Holdings, Inc. as Vice President, General Counsel, and Chief Compliance Officer in April 2021. Most recently, Ms. Kuykendall served as General Counsel and Head of HR for MariaDB Corporation Ab, and prior to that, she served in various legal leadership roles with DriveOn, Inc., Cloudera, Inc., Hortonworks, Inc. and Cadence Design Systems, Inc. Ms. Kuykendall earned her J.D. at the University of California, Berkeley School of Law, and holds a Master’s Degree in Philosophy and Bachelor of Arts degree in Human Biology from Stanford University.

Directors

Ajay Shah, age 61, has served as director and Chairman of the Board of SMART Global Holdings since its inception in 2011. Mr. Shah was previously the Co-CEO starting in March 2018 and then President and CEO of SMART Global Holdings from June 2018 to August 2020.

Mr. Shah joined Silver Lake, a global investment firm, in 2007, and is the co-founder and Managing Partner of the firm’s middle market fund, Silver Lake Sumeru. Since 2014, Mr. Shah has also served as a Senior Operating Partner of Sumeru Equity Partners, a middle-market private equity firm. Previously, he founded Shah Capital Partners, a private equity firm. Mr. Shah co-founded SMART Modular in 1988 and served as Chairman of the board of directors and CEO through SMART Modular’s initial public offering in 1995 and until 1999, when it was acquired by Solectron.

Mr. Shah currently serves on the boards of directors of a number of private technology companies including Alpha Petroleum, Healthgrades and Velocity Technology Solutions, Inc. Mr. Shah previously served on the boards of directors of many public and private technology companies including Magellan Navigation, Inc., AVI-SPL, Inc., CMAC MicroTechnology, Flex, Ingenient Technologies Inc., Power-One, Inc., PulseCore Semiconductor, Spansion Inc. and TES Electronic Solutions.

Mr. Shah also previously served on the board of Northern California Public Broadcasting, is currently a senior fellow of the American Leadership Forum, serves on the boards of National Audubon Society and The Indian School of Business, India and is a Trustee of the American India Foundation. Mr. Shah has a B.S. in Engineering from the University of Baroda, India and an M.S. degree in Engineering Management from Stanford University.

Sandeep Nayyar, age 61, has served as a director since September 2014 and as our Lead Independent Director since December 2020. Mr. Nayyar has been the Vice President and CFO of Power Integrations, Inc., a supplier of high performance electronic components, from 2010 to the present. Prior to that, from 2001 to 2009, Mr. Nayyar served as the Vice President of Finance for Applied Biosystems, Inc., a developer and manufacturer of life sciences products. From 1990 to 2001, Mr. Nayyar served in various senior finance roles including Vice President Finance at Quantum Corporation, a computer storage company. Mr. Nayyar was with Ernst & Young LLP, a public accounting firm, from 1986 to 1990 including service as an Audit Manager. Mr. Nayyar is a Certified Public Accountant in the State of California and a Chartered Accountant in India and has a Bachelor of Commerce from the University of Delhi, India.

Randy Furr, age 66, has served as a director since September 2017. Mr. Furr joined Bloom Energy in April 2015 and served as Executive Vice President and CFO until his retirement on March 31, 2020. Prior to Bloom Energy, he served as Corporate Executive Vice President and CFO of Spansion Inc. (“Spansion”) from June 2009 to March 2015, when Spansion was acquired by Cypress Semiconductor Corporation. Mr. Furr has over 35 years of experience in the technology sector and is an experienced financial and operations executive. Mr. Furr also held senior executive positions as Executive Vice President and CFO at Magellan Navigation, Inc. from August 2008 to June 2009, and as COO and CFO at Aliph, a consumer Bluetooth telephony device company, from April 2008 to August 2008. Prior to that, Mr. Furr was at Adobe Systems, Inc., where he served as SVP, Business Process Improvement from May 2007 to January 2008, as SVP and Interim Chief Information Officer from November 2006 to May 2007, and as Executive Vice President and CFO from May 2006 to November 2006. Before joining Adobe, Mr. Furr spent 13 years at Sanmina Corporation, an electronics manufacturing services provider, where he served as President and COO from 1996 to 2005 and as Executive Vice President and CFO from 1992 to 1996. Mr. Furr served as a director of Sanmina Corporation from 1998 until 2005. Mr. Furr holds a Bachelor of Business Administration degree from the University of Oklahoma and is a Certified Public Accountant.

Bryan Ingram, age 57, has served as a director since October 2018. Mr. Ingram retired from Broadcom effective March 20, 2020. Mr. Ingram served as SVP and General Manager of Broadcom’s Wireless Semiconductor Division (WSD) from November 2015 until November 3, 2019 and from 2007 to March 2013. As SVP and General Manager, Mr. Ingram oversaw at WSD the development, production, and marketing of RF components used in handsets and other communications devices. Mr. Ingram served as COO of Avago Technologies from April 2013 until October 2015. In this role, he led the legacy Avago business units and operations. From 2005 to 2007, Mr. Ingram was Vice President of WSD. Prior to the founding of Avago from the Agilent Semiconductor Products Group (SPG) in 2005, Mr. Ingram was Vice President and General Manager of the SPG Wireless Semiconductor Division. From 1986 to 1999, Mr. Ingram held various management positions at Hewlett Packard and Westinghouse. Mr. Ingram holds a Bachelor of Science in Electrical Engineering from the University of Illinois and a Master of Science in Electrical Engineering from Johns Hopkins University.

Mukesh Patel, age 62, has served as a director of SMART Global Holdings since March 2013 and served as a director of SMART Worldwide Holdings, Inc., a predecessor to SMART Global Holdings, Inc., from 2004 until 2012. Mr. Patel is an entrepreneur and an active startup investor. He has over 35 years of experience in the semiconductor and hardware industry and has held the position as Chairman, CEO and other executive roles, He is also an investor, board member and a mentor to multiple startups in Silicon Valley. Mr. Patel was a co-founder of Metta Technology, a codec chip design company, and served as CEO of Sparkolor Corporation, an optical device company. Mr. Patel co-founded SMART Global Holdings in 1988 and served as a director and in various management and executive roles until its acquisition in 1999. Prior to co-founding the Company, Mr. Patel served in various roles at semiconductor technology companies, including Seeq Technology Inc., Advanced Micro Devices, Inc. and Samsung Semiconductor, Inc. Mr. Patel currently serves on the boards of directors of a number of other private technology companies. He holds a B.S. degree in Electrical Engineering from Bombay University, India.

Maximiliane Straub, age 56, has served as a director of SMART Global Holdings since April 2019. Ms. Straub has served with the Robert Bosch companies for over 26 years and currently serves as President Global Business Services Bosch, a position she has held since January 1, 2020. Ms. Straub also serves as the CFO and Executive Vice President of Finance, Controlling and Administration of Bosch North LLC, a position she has held since June 2010. Prior to joining the Robert Bosch companies, Ms. Straub held several financial positions within the semiconductor division of Siemens and Siemens/Matsushita. Ms. Straub serves on the Board of Directors of Inforum, a professional organization focused on creating strategic connections to help advance professional women. Ms. Straub served on the Boards of Directors of MTS Systems Corporation and Horizon Global Corporation and AQuantia. Ms. Straub’s educational degrees include Industriekauffrau IHK and an advanced business administration degree with thesis, Diplom-Betriebswirt from the University of Munich.

Jason White, age 40, has served as a director since 2011. He joined Silver Lake in 2006 and is its CFO, a position he has held since January 2020, and Managing Director. Prior to joining Silver Lake, Mr. White was an investment banker with the Media & Communications Investment Banking Group and the Equity Products Group at Morgan Stanley & Co. LLC, an investment bank, from 2003 to 2006. Mr. White currently serves on the boards of directors of Achievers Corp. and Blackhawk Network Holdings, Inc. Previously, he was on the boards of directors of Ancestry.com and SolarWinds Corporation. Mr. White holds a B.S.E. degree in Operations Research & Financial Engineering from Princeton University.

TAXATION

The following summary contains a description of certain Cayman Islands and U.S. federal income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder and on the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change.

Cayman Islands Tax Considerations

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any of our ordinary shares under the laws of their country of citizenship, residence or domicile. The following is a discussion on certain Cayman Islands income tax consequences of an investment in our ordinary shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances and does not consider tax consequences other than those arising under Cayman Islands law.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, as the case may be, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our ordinary shares or on an instrument of transfer in respect of an ordinary share.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has obtained an undertaking from the Governor in Cabinet of the Cayman Islands in substantially the following form:

The Tax Concessions Law

(2011 Revision)

Undertaking as to Tax Concessions

In accordance with Section 6 of the Tax Concessions Law (2011 Revision) the Governor in Cabinet undertakes with SMART Global Holdings, Inc. (the “Company”).

(a)	that no Law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

(b)	in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)	on or in respect of the shares, debentures or other obligations of the Company; or

(ii)	by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Law (2011 Revision).

These concessions shall be for a period of TWENTY years from the 13th day of May 2014.

Material U.S. Federal Income Tax Consequences

In the opinion of Davis Polk & Wardwell LLP, the following is a description of the material U.S. federal income tax consequences to the U.S. Holders described below of owning and disposing of our ordinary shares. It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire the ordinary shares. This discussion applies only to a U.S. Holder that acquires our ordinary shares pursuant to this offering and holds them as capital assets for tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the potential application of the Medicare contribution tax and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	dealers or traders in securities who use a mark-to-market method of tax accounting;

•

persons holding our ordinary shares as part of a hedging transaction, straddle, wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to the ordinary shares;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	entities classified as partnerships for U.S. federal income tax purposes;

•	tax-exempt entities, “individual retirement accounts” or “Roth IRAs”;

•	persons that own or are deemed to own ten percent or more of our voting stock; or

•	persons holding our ordinary shares in connection with a trade or business conducted outside of the United States.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes owns ordinary shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships owning our ordinary shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of our ordinary shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of ordinary shares and is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and foreign tax consequences of owning and disposing of our ordinary shares in their particular circumstances.

This discussion assumes that the Company is not, and will not become, a passive foreign investment company, as described below.

Taxation of Distributions

As discussed above under “Dividend Policy,” the Company does not currently intend to declare dividends on our ordinary shares in the foreseeable future. In the event that the Company does pay dividends, distributions paid on our ordinary shares, other than certain pro rata distributions payable only in ordinary shares, will be treated as dividends for U.S. federal income tax purposes to the extent paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to applicable limitations, dividends paid by qualified foreign corporations to certain non-corporate U.S. Holders may be taxable at preferential rates. A non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends paid on stock that is readily tradable on a securities market in the United States, such as NASDAQ, on which the Company’s ordinary shares are listed. Non-corporate U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends. The amount of the dividend will generally be treated as foreign-source dividend income to U.S. Holders for foreign tax credit purposes and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend.

Sale or Other Taxable Disposition of Ordinary Shares

For U.S. federal income tax purposes, gain or loss realized on the sale or other taxable disposition of our ordinary shares will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the ordinary shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the ordinary shares disposed of and the amount realized on the disposition. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.

Passive Foreign Investment Company Rules

In general, a non-U.S. corporation is a passive foreign investment company, or PFIC, for any taxable year if:

(i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly percentage of its assets consists of assets that produce, or are held for the production of, passive income. For this purpose, passive income generally includes dividends, interest, royalties, rents and capital gains. Goodwill is generally treated as a non-passive asset. The average quarterly percentage of a corporation’s active and passive assets for a taxable year is determined by value if the corporation is a publicly traded corporation for the taxable year.

If a non-U.S. corporation owns at least 25% (by value) of the stock of another corporation, it will be treated, for purposes of the PFIC tests, as owning its proportionate share of the other corporation’s assets and receiving its proportionate share of the other corporation’s income. Under attribution rules, if the Company is a PFIC, U.S. Holders will be deemed to own their proportionate share of lower-tier PFICs and will be subject to U.S. federal income tax on (i) certain distributions by a lower-tier PFIC and (ii) a disposition of shares of a lower-tier PFIC, in each case as if the U.S. Holder held such shares directly, even though the U.S. Holders have not received the proceeds of those distributions or dispositions directly.

Based upon the nature of our business and the current composition of our income and assets, the Company does not expect to be a PFIC for our current taxable year or in the foreseeable future. However, the determination of whether the Company is a PFIC is an annual test based on the composition of our income and assets and the value of our assets from time to time, which may be based in part on the market price of our ordinary shares, which is likely to fluctuate, and there are uncertainties as to the appropriate characterization and value of certain of our assets for purposes of the PFIC tests. Accordingly, there can be no assurance that the Company will not be a PFIC for our current or any future taxable year.

In general, if the Company were a PFIC for any taxable year during which a U.S. Holder held ordinary shares, gain recognized by a U.S. Holder on a sale or other disposition (including certain pledges) of our ordinary shares would be allocated ratably over the U.S. Holder’s holding period for the ordinary shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before the Company became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the tax on the amount allocated to that taxable year. Further, to the extent that any distribution received by a U.S. Holder on its ordinary shares exceeds 125% of the average of the annual distributions on the ordinary shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain described immediately above. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment) of the ordinary shares. U.S. Holders should consult their tax advisers to determine whether any of these elections would be available and, if so, what the consequences of the alternative treatments would be in their particular circumstances.

If the Company were a PFIC for any year during which a U.S. Holder held ordinary shares, it generally would continue to be treated as a PFIC with respect to that holder for all succeeding years during which the U.S. Holder held ordinary shares, even if the Company ceased to meet the threshold requirements for PFIC status. U.S. Holders should consult their tax advisers regarding the potential availability of a “deemed sale” election that would allow them to eliminate this continuing PFIC status under certain circumstances.

If a U.S. Holder owns ordinary shares during any year in which the Company is a PFIC (or is treated as such with respect to the U.S. Holder), the holder will generally be required to file an IRS Form 8621 with their annual U.S. federal income tax return, subject to certain exceptions.

U.S. Holders should consult their tax advisers regarding whether the Company is or may become a PFIC and the potential application of the PFIC rules.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.- related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Certain U.S. Holders who are individuals, and certain entities controlled by individuals, may be required to report information relating to their ownership of an interest in certain foreign financial assets in excess of certain thresholds, including stock of a non-U.S. person, generally on IRS Form 8938, subject to exceptions (including an exception for stock held through a U.S. financial institution). U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to ordinary shares.

SELLING STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of our ordinary shares as of the date of this prospectus supplement by each selling stockholder.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the entity named in the table below has sole voting and investment power with respect to all ordinary shares that the entity beneficially owns.

The table below is based on 24,237,614 ordinary shares outstanding as of May 28, 2021. The number of ordinary shares and percentage of beneficial ownership after the offering set forth below are based on ordinary shares outstanding immediately after the offering and gives effect to the sale by the selling stockholders of 3,000,000 ordinary shares.

	Ordinary Shares Beneficially Owned Prior to the Offering		Ordinary Shares Being Offered	Ordinary Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number	%		Number	%
Entities affiliated with Silver Lake Partners(1)	3,539,155	14.6%	1,997,993	1,541,162	6.4%
Entities affiliated with Silver Lake Sumeru(2)	1,769,575	7.3%	1,002,007	767,568	3.2%

(1)

Consists of (i) 3,520,184 shares held of record by Silver Lake Partners III Cayman (AIV III), L.P. (“SLP III Cayman”), the general partner of which is Silver Lake Technology Associates III Cayman, L.P. (“SLTA III Cayman”), and (ii) 18,971 shares held of record by Silver Lake Technology Investors III Cayman, L.P. (together with SLP III Cayman and SLTA III Cayman, the “SLP III Cayman Entities”), the general partner of which is SLTA III Cayman. Silver Lake (Offshore) AIV GP III, Ltd. (“SL III Offshore Ltd”) is the general partner of SLTA III Cayman. As such, SL III Offshore Ltd may be deemed to have beneficial ownership of the securities over which any of the SLP III Cayman Entities has voting or dispositive power. SL III Offshore Ltd is controlled by a board of eight directors that acts by majority approval and possesses sole voting and dispositive power with respect to the shares held by the SLP III Cayman Entities. The individual members of such board are Messrs. Ken Hao, Michael Bingle, Greg Mondre, Egon Durban, Joe Osnoss, Andrew Schader and Jason White and Ms. Karen King. Excludes 405,649 shares and an additional 345,812 shares underlying restricted stock units and stock options either vested or vesting within 60 days, in each case held of record by Mr. Shah, our former CEO and current chairman of our board of directors, and his affiliated investment vehicles that may be deemed to be beneficially owned by entities affiliated with Silver Lake Partners and Silver Lake Sumeru by virtue of relationships and agreements among such persons. The address for each of the entities referenced above is c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.

(2)

Consists of (i) 1,748,288 shares held of record by Silver Lake Sumeru Fund Cayman, L.P. (“SLS Cayman”), the general partner of which is Silver Lake Technology Associates Sumeru Cayman, L.P. (“SLTA Sumeru Cayman”), the general partner of which is SLTA Sumeru (GP) Cayman, L.P. (“SLTA Sumeru GP Cayman”), and (ii) 21,287 shares held of record by Silver Lake Technology Investors Sumeru Cayman, L.P. (together with SLS Cayman, SLTA Sumeru Cayman and SLTA Sumeru GP Cayman, the “SLS Cayman Entities”), the general partner of which is SLTA Sumeru Cayman. Silver Lake Sumeru (Offshore) AIV GP, Ltd. (“SL Sumeru Offshore Ltd”) is the general partner of SLTA Sumeru GP Cayman. As such, SL Sumeru Offshore Ltd may be deemed to have beneficial ownership of the securities over which any of the SLS Cayman Entities has voting or dispositive power. SL Sumeru Offshore Ltd. is controlled by a board of nine directors that acts by majority approval and possesses sole voting and dispositive power with respect to the shares held by the SLS Cayman Entities. The individual members of such board are: Messrs. Ajay Shah, Paul Mercadante, Kyle Ryland, John Brennan, Egon Durban and Andrew Schader, Ken Hao and Jason

White and Ms. Karen King. Excludes 405,649 shares and an additional 345,812 shares underlying restricted stock units and stock options either vested or vesting within 60 days, in each case held of record by Mr. Shah and his affiliated investment vehicles that may be deemed to be beneficially owned by entities affiliated with Silver Lake Partners and Silver Lake Sumeru by virtue of relationships and agreements among such persons. The address for each of the entities referenced above is c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.

UNDERWRITING

The selling shareholders are offering the ordinary shares described in this prospectus supplement through the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling shareholders and the underwriters, the selling shareholders have agreed to sell to the underwriters, severally, and the underwriters have severally agreed to purchase from the selling shareholders, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of ordinary shares listed next to their respective names in the following table:

Name	Number of Shares
Morgan Stanley & Co. LLC	3,000,000

The following table shows the per share price, underwriting discount and proceeds before expenses to the selling shareholders.

Per share price	$
Underwriting discount and commissions to be paid by selling shareholders	$
Proceeds, before expenses, to the selling shareholders	$

The underwriters propose to offer the ordinary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $         per ordinary share under the public offering price. After the public offering of the ordinary shares, the offering price and other selling terms may be changed by the underwriters.

The underwriters are collectively referred to as the “underwriters”. To the extent there is one underwriter, “underwriters” refers to the underwriter listed in the table above. Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. We and the selling shareholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the ordinary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The expenses of the offering, not including the underwriting discount, are estimated at $             and are payable by us. We have agreed to reimburse the underwriters for certain of their expenses relating to clearance of this offering with the Financial Industry Regulatory Authority.

No Sales of Similar Securities

We and the selling shareholders have agreed not to sell or transfer any ordinary shares or securities convertible into, exchangeable for, exercisable for, or repayable with ordinary shares, for 30 days after the date of this prospectus without first obtaining the written consent of the underwriters. Specifically, we and the selling shareholders have agreed, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any ordinary shares;

•	sell any option or contract to purchase any ordinary shares;

•	purchase any option or contract to sell any ordinary shares;

•	grant any option, right or warrant for the sale of any ordinary shares;

•	lend or otherwise dispose of or transfer any ordinary shares;

•	request or demand that we file a registration statement related to the ordinary shares; or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any ordinary shares whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

These prohibitions are subject to certain exceptions, including (i) the ability of the selling shareholders to distribute ordinary shares to their partners or equityholders, as applicable, beginning 10 days after the date of this prospectus, (ii) the ability of Silver Lake Technology Investors III Cayman, L.P. (which owned 18,971 ordinary shares prior to this offering) and Silver Lake Technology Investors Sumeru Cayman, L.P. (which owned 21,287 ordinary shares prior to this offering) to sell ordinary shares in connection with such distributions and (iii) the ability of the selling shareholders to distribute up to 20,000 ordinary shares for the purpose of donation to charitable organizations.

This lock-up provision applies to ordinary shares and to securities convertible into or exchangeable or exercisable for or repayable with ordinary shares. It also applies to ordinary shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Nasdaq Global Market Select Listing

The shares are listed on the Nasdaq under the symbol “SGH.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit the underwriters and selling group members from bidding for and purchasing our ordinary shares. However, the underwriters may engage in transactions that stabilize the price of the ordinary shares, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our ordinary shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of ordinary shares made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq, in the over-the-counter market or otherwise.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriters and selling group members may engage in passive market making transactions in the ordinary shares on the Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of ordinary shares and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our ordinary shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, the underwriters or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no ordinary shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of ordinary shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of ordinary shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the Managers that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any ordinary shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

The Company, the underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

References to the Prospectus Regulation includes, in relation to the UK, the Prospectus Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ordinary shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The ordinary shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ordinary shares offered should conduct their own due diligence on the ordinary shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the ordinary shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the ordinary shares without disclosure to investors under Chapter 6D of the Corporations Act.

The ordinary shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring ordinary shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the ordinary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the ordinary shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, Menlo Park, California. Certain legal matters relating to this offering will be passed upon for the underwriters by Latham & Watkins LLP. The validity of the ordinary shares and certain other matters of Cayman Island law will be passed upon for us by Maples and Calder (Cayman) LLP, and for the underwriters by Walkers, Cayman Islands.

EXPERTS

The financial statements incorporated in this Prospectus by reference from SMART Global Holdings, Inc.’s (the “Company”) Annual Report on Form 10-K for the year ended August 28, 2020, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports express (1) an unqualified opinion on the financial statements and (2) an adverse opinion on the effectiveness of the Company’s internal controls over financial reporting because of a material weakness). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The audited historical financial statements of the LED Business of Cree, Inc. included in Exhibit 99.2 of Smart Global Holding, Inc.’s Current Report on Form 8-K dated May 13, 2021, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act with respect to the ordinary shares offered by this prospectus supplement. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus supplement regarding the contents of any contract or other document are only summaries. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. We also maintain a website at ir.smartm.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. Investors should not rely on any such information in deciding whether to purchase our ordinary shares. We have included our website address in this prospectus supplement solely as an inactive textual reference.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus:

•

Annual Report on Form 10-K for the year ended August 28, 2020 initially filed on October 22, 2020, as amended by Amendment No.  1 to the Annual Report on Form 10-K/A filed on April 6, 2021, including portions of our Definitive Proxy Statement on Schedule 14A filed on December 21, 2020, to the extent specifically incorporated by reference into such Annual Report on Form 10-K;

•	Quarterly Reports on Form 10-Q for the quarters ended November 27, 2020, February 26, 2021 and May 28, 2021;

•

Current Reports on Form 8-K filed on September 3, 2020, October 2, 2020, October  14, 2020, October  19, 2020, (except for information furnished under Item 7.01), December  29, 2020, January  7, 2021, January  22, 2021, February  2, 2021, February  19, 2021, March  3, 2021 (as amended on May  13, 2021), April  5, 2021 and April 21, 2021; and

•

The description of our outstanding Ordinary Shares contained in our Registration Statement No. 000-38102 on Form 8-A filed with the SEC on May 23, 2017, pursuant to Section 12 of the Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.1 of Form 8-K.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (510) 623-1231 or by writing to us at the following address:

SMART Global Holdings, Inc.

c/o 39870 Eureka Drive

Newark, CA 94560

Attn: Investor Relations

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PROSPECTUS

SMART Global Holdings, Inc.

$150,000,000

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Purchase Contracts

Units

and

9,256,755 Ordinary Shares Offered by the Selling Shareholders

We may offer and sell from time to time ordinary shares, preferred shares, debt securities, warrants, purchase contracts or units. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Specific amounts and terms of these securities will be provided in supplements to this prospectus. The aggregate initial offering price of all securities sold by us will not exceed $150,000,000.

In addition, the selling shareholders named in this prospectus (the “selling shareholders”) may from time to time offer and sell up to 9,256,755 of our ordinary shares. We are registering these ordinary shares pursuant to registration rights agreements that we entered into with the selling shareholders. The selling shareholders may offer and sell our ordinary shares in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. See “Plan of Distribution” for more information on how the selling shareholders may conduct sales of our ordinary shares. We will not receive any proceeds from any sale of these ordinary shares by the selling shareholders.

Each time we or the selling shareholders offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our ordinary shares are listed on The Nasdaq Global Select Market under the symbol “SGH.” On September 19, 2018, the last reported sale price of our ordinary shares on The Nasdaq Global Select Market was $29.77 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 9, 2018

Neither we nor the selling shareholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling shareholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “SMART Global Holdings” or the “Company,” “Registrant,” “we,” “our,” “ours,” “us” or similar terms refer to SMART Global Holdings, Inc., together with its subsidiaries, and, where the context requires, our predecessor entities.

SMART GLOBAL HOLDINGS, INC.

We are a global leader in specialty memory solutions, serving the electronics industry for over 25 years. As part of our global business, we have established a leading market position, as measured by market share, in Brazil as the largest in-country manufacturer of memory for desktops, notebooks and servers, as well as mobile memory for smartphones. We also have a leading market position worldwide, as measured by revenue, in specialty memory where we work closely with original equipment manufacturer, or OEM, customers to develop memory solutions, which incorporate customer-specific requirements. As a result of our acquisition of Penguin Computing, Inc. in June 2018, and the creation of a new business unit, SMART Specialty Compute & Storage Solutions (SCSS), SMART has expanded its serviceable markets into areas requiring specialized computing platforms in artificial intelligence and machine learning, advanced modeling and high performance computing serving broad base of enterprise and government customers. We believe our customers rely on us as a strategic supplier due to our customer-specific designs, product quality and technical support, our global footprint and, in Brazil, our ability to provide locally manufactured memory products. We also provide customized, integrated supply chain services to certain OEM customers to assist them in the management and execution of their procurement processes. Our global, diversified customer base includes over 250 end customers such as Cisco Systems, Inc., or Cisco, Samsung Electronics Co. Ltd., or together with its affiliates, Samsung, Hewlett Packard Enterprise Company, or HPE, Dell Technologies Inc., or Dell, and LG Electronics Inc., or LG.

Our address in the Cayman Islands is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our U.S. principal executive offices are located at 39870 Eureka Drive, Newark, California 94560. Our telephone number at this address is (510) 623-1231. Our principal website is http://www.smartm.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $150,000,000 as described in this prospectus. In addition, under this shelf registration statement, the selling shareholders named in this prospectus may sell, from time to time, up to 9,256,755 of our ordinary shares. Each time that we or the selling shareholders offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements contained in this prospectus or any prospectus supplement or incorporated by reference herein or therein are based upon current expectations that involve risks and uncertainties. Any statements contained in this prospectus or any prospectus supplement or incorporated by reference herein or therein that are not statements of historical fact may be deemed to be forward-looking statements. For example, the words

“believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include, but are not limited to, those discussed in the “Risk Factors” section, in addition to the other information set forth in this prospectus or any prospectus supplement or incorporated by reference herein or therein. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. All forward-looking statements contained in this prospectus or any prospectus supplement or incorporated by reference herein or therein are based on information available to us as of their respective dates and we assume no obligation to update any such forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” in this prospectus, our Annual Report on Form 10-K for the year ended August 25, 2017 and our Quarterly Reports on Form 10-Q for the quarters ended November 24, 2017, February 23, 2018 and May 25, 2018. You should carefully consider the risks described in the “Risk Factors” section, in addition to the other information set forth in this prospectus or any prospectus supplement or incorporated by reference herein or therein, before making an investment decision.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. We also maintain a website at ir.smartm.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our ordinary shares. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus:

•

Current Reports on Form 8-K filed on September 21, 2017, October 23, 2017, November  9, 2017, January 22, 2018, January  30, 2018, February 2, 2018, March  14, 2018, April 9, 2018 and June 11, 2018 (as amended on August 24, 2018);

•	Quarterly Reports on Form 10-Q for the quarters ended November 24, 2017, February 23, 2018 and May 25, 2018;

•

Annual Report on Form 10-K for the year ended August  25, 2017, including portions of our Definitive Proxy Statement on Schedule 14A filed on December 15, 2017, to the extent specifically incorporated by reference into such Annual Report on Form 10-K; and

•

The description of our outstanding Ordinary Shares contained in our Registration Statement No. 000-38102 on Form 8-A filed with the SEC on May 23, 2017, pursuant to Section 12 of the Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.1 of Form 8-K.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (510) 623-1231 or by writing to us at the following address:

SMART Global Holdings, Inc.

c/o 39870 Eureka Drive

Newark, CA 94560

Attn: Investor Relations

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

RISK FACTORS

An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended August 25, 2017, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. We will not receive any proceeds from any shares sold by the selling shareholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges:

	Nine Months Ended	Years Ended
	May 25, 2018	August 25, 2017	August 26, 2016		August 28, 2015		August 29, 2014		August 30, 2013
Ratio of earnings to fixed charges	8.42x	1.07x	0.39x	*	—	*	0.63x	*	—	*

*	For fiscal years 2016, 2015, 2014 and 2013, earnings were inadequate to cover fixed charges.

In calculating the ratio of earnings to fixed charges, earnings consist of net income (loss) from continuing operations before income tax expense and fixed charges. Fixed charges consist of interest expense, including such portion of rental expense that was attributed to interest, and amortization of capitalized interest. The portion of rent expense that was attributed to interest represents a reasonable approximation of the interest factor. We have not included a ratio of earnings to combined fixed charges and preferred share dividends because we do not have any preferred shares outstanding as of the date of this prospectus.

SELLING SHAREHOLDERS

The ordinary shares being offered by the selling shareholders are those previously issued to the selling shareholders. We are registering the ordinary shares in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the ordinary shares, the selling shareholders have not had any material relationship with us within the past three years, unless otherwise indicated in “Certain Relationships and Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A filed on December 15, 2017 and in the footnotes to the table below.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the ordinary shares held by each of the selling shareholders. The second column lists the number of ordinary shares beneficially owned by each selling shareholder, based on its ownership of ordinary shares as of August 31, 2018. The third column lists the shares of ordinary shares being registered in this prospectus by the selling shareholders.

In accordance with the terms of shareholder and registration rights agreements with the holders of the ordinary shares, this prospectus generally covers the resale of that number of ordinary shares equal to the number of ordinary shares previously issued to the selling shareholders in each case as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. The fourth column assumes the sale of all of the shares included in this prospectus. The selling shareholders may sell all, some or none of their shares included in this prospectus. See “Plan of Distribution.”

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering	Percentage of Ordinary Shares Owned After Offering
Entities affiliated with Silver Lake Partners (1)	6,171,171	6,171,171	—	—
Entities affiliated with Silver Lake Sumeru (2)	3,085,584	3,085,584	—	—

(1)

Consists of (i) 6,138,094 shares held of record by Silver Lake Partners III Cayman (AIV III), L.P. (“SLP III Cayman”), the general partner of which is Silver Lake Technology Associates III Cayman, L.P. (“SLTA III Cayman”), and (ii) 33,077 shares held of record by Silver Lake Technology Investors III Cayman, L.P. (together with SLP III Cayman and SLTA III Cayman, the “SLP III Cayman Entities”), the general partner of which is SLTA III Cayman. Silver Lake (Offshore) AIV GP III, Ltd. (“SL III Offshore Ltd”) is the general partner of SLTA III Cayman. As such, SL III Offshore Ltd may be deemed to have beneficial ownership of the securities over which any of the SLP III Cayman Entities has voting or dispositive power. SL III Offshore Ltd is controlled by a board of seven directors that acts by majority approval and possesses sole voting and dispositive power with respect to the shares held by the SLP III Cayman Entities. The individual members of such board are Messrs. Ken Hao, Michael Bingle, Greg Mondre, Egon Durban, Joe Osnoss and Andrew Wagner, and Ms. Karen King. Excludes 193,132 shares held of record by Mr. Shah, our CEO, and his affiliated investment vehicles that may be deemed to be beneficially owned by entities affiliated with Silver Lake Partners and Silver Lake Sumeru by virtue of relationships and agreements among such persons. The address for each of the entities referenced above is c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.

(2)

Consists of (i) 3,048,465 shares held of record by Silver Lake Sumeru Fund Cayman, L.P. (“SLS Cayman”), the general partner of which is Silver Lake Technology Associates Sumeru Cayman, L.P. (“SLTA Sumeru Cayman”), the general partner of which is SLTA Sumeru (GP) Cayman, L.P. (“SLTA Sumeru GP Cayman”), and (ii) 37,119 shares held of record by Silver Lake Technology Investors Sumeru Cayman, L.P. (together with SLS Cayman, SLTA Sumeru Cayman and SLTA Sumeru GP Cayman, the “SLS Cayman Entities”), the general partner of which is SLTA Sumeru Cayman. Silver Lake Sumeru (Offshore) AIV GP, Ltd. (“SL Sumeru Offshore Ltd”) is the general partner of SLTA Sumeru GP Cayman. As such, SL Sumeru Offshore Ltd may be deemed to have beneficial ownership of the securities over which any of the SLS Cayman Entities has voting or dispositive power. SL Sumeru Offshore Ltd. is controlled by a board of eight directors that acts by majority approval and possesses sole voting and dispositive power with respect to the shares held by the SLS Cayman Entities. The individual members of such board are: Messrs. Ajay Shah, Paul Mercadante, Kyle Ryland, John Brennan, Egon Durban and Andrew Wagner and Mses. Hollie Moore-Haynes and Karen King. Excludes 193,132 shares held of record by Mr. Shah and his affiliated investment vehicles that may be deemed to be beneficially owned by entities affiliated with Silver Lake Partners and Silver Lake Sumeru by virtue of relationships and agreements among such persons. The address for each of the entities referenced above is c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.

DESCRIPTION OF SHARE CAPITAL

The following summary of the terms of our share capital is not meant to be complete and is qualified by reference to our amended and restated memorandum and articles of association. Our amended and restated memorandum and articles of association are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” above.

General

Our amended and restated memorandum and articles of association authorize the issuance of up to 200,000,000 ordinary shares and 30,000,000 preferred shares. As of May 25, 2018, 22,307,512 ordinary shares were issued and outstanding and held of record by 110 shareholders. In addition, 2,425,664 ordinary shares were subject to options outstanding as of May 25, 2018, with a weighted-average exercise price of approximately $27.20 per share, and 560,623 restricted stock units were outstanding as of May 25, 2018.

We are incorporated as an exempted company with limited liability under Cayman Islands law and our affairs are governed by the provisions of our amended and restated memorandum and articles of association, as amended and restated from time to time, and by the provisions of the Companies Law. A Cayman Islands company qualifies for exempted status if its operations will be conducted mainly outside of the Cayman Islands. Exempted companies are exempted from complying with certain provisions of the Companies Law. An exempted company is not required to obtain prior approval for registration or to hold an annual general meeting, and the annual return that must be filed with the Registrar of Companies in the Cayman Islands is considerably more simple than for non-exempted Cayman Islands companies. Names of shareholders are not required to be filed with the Registrar of Companies in the Cayman Islands. While there are currently no forms of direct taxation, withholding or capital gains tax in the Cayman Islands, an exempted company is entitled to apply for a tax exemption certificate from the Governor in Cabinet, which provides written confirmation that, among other things, should the laws of the Cayman Islands change, the company will not be subject to taxes for the period during which the certificate is valid (usually 20 years). The following is a summary of some of the more important terms of our share capital. For a complete description, you should refer to our amended and restated memorandum and articles of association, which are filed as an exhibit to the registration statement filed on Form S-3 in connection with this offering, and the applicable provisions of the Companies Law.

Ordinary Shares

General

All of our issued and outstanding ordinary shares are fully paid and non-assessable. The ordinary shares are issued in registered form. Our ordinary shares are not entitled to any sinking fund or pre-emptive or redemption rights. Our shareholders may freely hold and vote their shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Law. Dividends may be paid only out of profits, which include net earnings and retained earnings undistributed in prior years, and out of share premium, a concept analogous to paid-in surplus in the United States, subject to a statutory solvency test.

Voting Rights

Each shareholder is entitled to one vote for each ordinary share on all matters upon which the ordinary shares are entitled to vote, including the election of directors. Voting at any shareholders’ meeting is by way of a poll.

A quorum required for a general meeting of shareholders consists of one or more holders of shares present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative) together holding (or representing by proxy) not less than a majority of the total voting power of all shares outstanding and entitled to vote. General meetings of our shareholders are held annually and may be convened by our board of directors on its own initiative. Extraordinary meetings of our shareholders may be called at any time only by or at the direction of the board of directors or the chairman of the board of directors; however, so long as Silver Lake (defined to include investment funds affiliated with Silver Lake Partners and Silver Lake Sumeru) owns at least 40% of our outstanding ordinary shares, extraordinary meetings of our shareholders will also be called by the board of directors at the request of either Silver Lake Partners or Silver Lake Sumeru. Advance notice to shareholders of at least 14 calendar days is required for the convening of any annual general meeting or other shareholders’ meetings.

An ordinary resolution to be passed by the shareholders requires a simple majority of votes cast in a general meeting, while a special resolution requires no less than 75% of the votes cast. Under the Companies Law, certain matters must be approved by special resolution of the shareholders, including alteration of the memorandum or articles of association, reduction of share capital, change of name, or voluntary winding up the company.

If at any time, our issued share capital is divided into separate classes of shares, the rights attaching to any class may be varied, modified or abrogated with the sanction of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class at which a quorum is present. The quorum applicable to such separate meeting is at least one person holding or representing by proxy at least one-third of the par value of the issued shares of the class.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares in accordance with the Companies Law and our amended and restated memorandum and articles of association. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records.

Register of Members

Under Cayman Islands law, we must keep a register of members and include the following items:

•	the names and addresses of the members, a statement of the shares held by each member and the amount paid or agreed to be considered as paid on the shares of each member;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members is prima facie evidence of the matters set forth therein (i.e., the register will raise a presumption of fact on the matters referred to above unless rebutted), and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of our IPO, the register of members was updated to reflect the shares issued in connection with our IPO. The shareholders recorded in the register of members were deemed to have legal title to the shares set against their names upon the update to the register of members. If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in updating the register for any person that has ceased to be a member of our company, such aggrieved person or member (or any member of our company or our company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or, if satisfied with the justice of the case, order the register be rectified.

Undesignated Preferred Shares

Pursuant to our amended and restated memorandum and articles of association, our board of directors has the authority, without further action by the shareholders, to issue up to 30,000,000 preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders, any or all of which may be greater than the rights of the ordinary shares.

Registration Rights Agreement

See “Certain Relationships and Related Party Transactions—Registration Rights Agreement” in our Definitive Proxy Statement on Schedule 14A filed on December 15, 2017 for a description of the Registration Rights Agreement entered into with Silver Lake, certain entities affiliated with Mr. Ajay Shah, certain entities affiliated with Mr. Mukesh Patel, the Warrant Holders named therein and certain of our executive officers.

Sponsor Shareholder Agreement

Pursuant to our Sponsor Shareholder Agreement, we may not take certain actions specified in the Sponsor Shareholder Agreement without the consent of Silver Lake. Please see “Certain Relationships and Related Party Transactions—Sponsor Shareholder Agreement” in our Definitive Proxy Statement on Schedule 14A filed on December 15, 2017.

Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders might otherwise view as favorable and are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change in control or other unsolicited acquisition proposal and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a shareholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for our ordinary shares.

Classified Board of Directors

Our amended and restated memorandum and articles of association provide that our board of directors is classified into three classes of directors with staggered three year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for shareholders to replace a majority of the directors on a classified board of directors.

Breaches of Fiduciary Duty

To the maximum extent permitted under Cayman Islands law, our amended and restated memorandum and articles of association indemnifies our directors against any personal liability of our directors for breaches of fiduciary duty.

Removal of Directors

Our amended and restated memorandum and articles of association provides that directors may be removed with or without cause upon the affirmative vote of a majority of our outstanding ordinary shares, so long as Silver Lake collectively owns at least 40% of our outstanding ordinary shares; however, at any time when Silver Lake collectively owns less than 40% of our outstanding ordinary shares, directors may only be removed for cause, and only by the affirmative vote of holders of at least 75% of our outstanding ordinary shares.

Vacancies

In addition, our amended and restated memorandum and articles of association also provides that any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancies on our board of directors will be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director or by the affirmative vote of a majority of our outstanding ordinary shares, so long as Silver Lake collectively owns at least 40% of our outstanding ordinary shares; however, at any time when Silver Lake collectively owns less than 40% of our outstanding ordinary shares, any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancy occurring in the board of directors may be filled only by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director (and not by the shareholders). Our amended and restated memorandum and articles of association provides that the board of directors may increase the number of directors by the affirmative vote of a majority of the directors or, at any time when Silver Lake collectively owns at least 40% of our outstanding ordinary shares, by the affirmative vote of a majority of our outstanding ordinary shares.

Board Quorum

Our amended and restated memorandum and articles of association provides that at any meeting of the board of directors, a majority of the total number of directors then in office constitutes a quorum for all purposes; however, so long as there is at least one Silver Lake director on the board, a quorum shall also require at least one Silver Lake director for all purposes. If any such required Silver Lake director fails to appear at a meeting of the board of directors, and such meeting is adjourned with proper notice and postponed with no change to the agenda, and such Silver Lake director again fails to appear at such postponed meeting, a majority of the total number of directors then in office without such Silver Lake director constitutes a quorum for all purposes.

Shareholder Action by Written Consent

Our amended and restated memorandum and articles of association provide that any action required to be taken at any annual or extraordinary meeting of the shareholders may be taken without a meeting, without prior notice and without a vote if, in the case of an ordinary resolution, a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding ordinary shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of our outstanding ordinary shares were present and voted, or in the case of a special resolution by all holders of ordinary shares having the right to vote, unless our amended and restated memorandum and articles of association provides otherwise, so long as Silver Lake collectively owns at least 40% of our outstanding ordinary shares. Our amended and restated memorandum and articles of association will preclude shareholder action by written consent at any time when Silver Lake collectively owns less than 40% of our outstanding ordinary shares, provided that shareholders may always act by a unanimous written resolution.

Extraordinary Shareholder Meetings

Our amended and restated memorandum and articles of association limits the ability of shareholders to requisition and convene general meetings of shareholders and provides that extraordinary meetings of our shareholders may be called at any time only by or at the direction of the board of directors or the chairman of the board of directors; however, so long as Silver Lake collectively owns at least 40% of our outstanding ordinary shares, extraordinary meetings of our shareholders may also be called by the board of directors at the request of either Silver Lake Partners or Silver Lake Sumeru.

Supermajority Provisions

Cayman Islands law and our amended and restated memorandum and articles of association provide that the affirmative vote of at least 75% of our outstanding ordinary shares attending and voting at a general meeting or a unanimous written resolution is required to amend our amended and restated memorandum and articles of association.

The combination of the foregoing provisions will make it more difficult for our existing shareholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing shareholders or another party to effect a change in management. However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Comparison of Cayman Islands Corporate Law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

In certain circumstances the Companies Law allows for mergers or consolidations between two or more Cayman Islands companies, or between one or more Cayman Islands companies and one or more companies incorporated in another jurisdiction (provided that is permitted or not prohibited by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (i) a special resolution of the shareholders of each company; or (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. A shareholder may have the right to vote on a merger or consolidation regardless of whether the shares that he holds otherwise give him voting rights. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company if a copy of the plan of merger is given to every member of such subsidiary company unless a member agrees otherwise. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Law (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the director of the Cayman Islands company is required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met:

(i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands company, the director of the Cayman Islands company is further required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Law provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (i) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (ii) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (iii) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (iv) within seven days following the date of the expiration of the period set out in paragraph (ii) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (v) if the company and the shareholder fail to agree a price within such 30-day period, within 20 days following the date on which such 30-day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman

Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions

When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits

Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities

The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands, provided such judgment:

•	is given by a competent foreign court;

•	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

•	is final;

•	is not in respect of taxes, a fine or a penalty; and

•	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

Limitations on Liability and Indemnification Matters

As we are a Cayman Islands exempted company, the laws of the Cayman Islands will be relevant to the provisions relating to indemnification of our directors and officers. Although the Companies Law does not specifically restrict a Cayman Islands exempted company’s ability to indemnify its directors or officers, it does not expressly provide for such indemnification either. Certain Commonwealth case law (which is likely to be persuasive in the Cayman Islands), however, indicates that the indemnification is generally permissible, unless there had been actual fraud, willful default or reckless disregard on the part of the director or officer in question.

Our amended and restated memorandum and articles of association provide that each of our directors, agents or officers shall be indemnified out of our assets against any liability incurred by them as a result of any act or failure to act in carrying out their functions other than such liability, if any, that they may incur by their own actual fraud, willful neglect or default. No such director, agent or officer shall be liable to us for any loss or damage in carrying out their functions unless that liability arises through the actual fraud, willful neglect or default of such director, agent or officer.

We have also entered into indemnification agreements with our directors, executive officers and certain other employees under which we have agreed to indemnify each such person and hold them harmless against expenses, judgments, fines and amounts payable under settlement agreements in connection with any threatened, pending or completed action, suit or proceeding to which they have been made a party or in which they became involved by reason of the fact that they are or were our director or officer. Except with respect to expenses to be reimbursed by us in the event that the indemnified person has been successful on the merits or otherwise in defense of the action, suit or proceeding, our obligations under the indemnification agreements are subject to certain customary restrictions and exceptions.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Listing

Our ordinary shares are listed on The NASDAQ Global Select Market under the symbol “SGH.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021.

DESCRIPTION OF DEBT SECURITIES

Any debt securities we may issue will constitute either senior or subordinated debt of SMART Global Holdings, Inc. Any debt securities that are sold may be exchangeable for and/or convertible into ordinary shares or any of the other securities that may be sold under this prospectus. Any debt securities will be issued under an indenture between us and a trustee we will designate, or one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities, will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Any purchase contracts we may issue may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, preferred shares, ordinary shares or any combination of such securities.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee, will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of SMART Global Holdings, the trustees, the warrant agents, the unit agents or any other agent of SMART Global Holdings, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act of 1934, as amended, and a successor depositary registered as a clearing agency under the Exchange Act of 1934, as amended, is not appointed by us within 120 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

SMART Global Holdings and/or the selling shareholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	to or through underwriters or dealers;

•	in short or long transactions;

•	in one or more block transactions;

•	in ordinary brokerage transactions or transactions in which a broker solicits purchases;

•

in a pledge of the securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the securities, and, in the case of any collateral call or default on such loan or obligation, pledges or sales of the securities by such pledges or secured parties;

•	through one or more exchanges or over the counter market transactions;

•

through distribution by a selling shareholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	through distributions to creditors and equityholders or the selling shareholders;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents; and/or

•	through a combination of any of these methods of sale.

To the extent necessary, the prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any selling shareholders;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by SMART Global Holdings, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If SMART Global Holdings and/or the selling shareholders, if applicable, use underwriters or broker-dealers in the sale, the securities will be acquired by the underwriters or broker-dealers, as applicable, for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	“at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

SMART Global Holdings and/or the selling shareholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.

SMART Global Holdings and/or the selling shareholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from SMART Global Holdings at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with SMART Global Holdings and/or the selling shareholders, if applicable, to indemnification by SMART Global Holdings and/or the selling shareholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for SMART Global Holdings and its affiliates in the ordinary course of business.

A selling shareholder may also resell all or a portion of its securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.

A selling shareholder that is an entity may elect to make a pro rata in-kind distribution of shares of our common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of such selling shareholder, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through a registration statement.

The selling shareholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in our ordinary shares. The third parties also may use shares of the ordinary shares received under those sale, forward sale or derivative arrangements or shares of the ordinary shares pledged by the selling shareholder or borrowed from the selling shareholders or others to settle such third-party sales or to close out any related open borrowings of our ordinary shares. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as may be required.

In addition, the selling shareholders may engage in hedging transactions with broker-dealers in connection with distributions of the securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell securities short and redeliver securities to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling shareholders also may loan or pledge the securities, and the borrower or pledgee may sell or otherwise transfer the securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those securities to investors in our securities or the selling shareholders’ securities or in connection with the offering of other securities not covered by this prospectus.

Each series of securities other than the ordinary shares, which is listed on The NASDAQ Global Select Market, and any series of debt securities outstanding on the date hereof, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the ordinary shares, may or may not be listed on a national securities exchange.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered and certain other matters of Cayman Island law will be passed upon for us by Maples and Calder, Cayman Islands or such other counsel as may be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Penguin Computing, Inc. as of December 31, 2017 and for the year then ended incorporated by reference in this prospectus from the Company’s Current Report on Form 8-K/A filed on August 24, 2018 have been audited by Shea Labagh Dobberstein, Certified Public Accountants, Inc., independent auditors, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

3,000,000 Shares

SMART Global Holdings, Inc.

Ordinary Shares

Prospectus

Morgan Stanley

                , 2021